Exhibit 10.4

AMENDMENT TO REGADO BIOSCIENCES, INC.

2004 EQUITY COMPENSATION PLAN

THIS AMENDMENT is made and entered into as of the 15th day of March, 2007, by Regado Biosciences, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company has previously established and adopted the Regado Biosciences, Inc. 2004 Equity Compensation Plan (the “Plan”); and

WHEREAS, pursuant to Section 9.1 of the Plan, the Board of Directors may amend the Plan to increase the number of shares of common stock of the Company available for issuance pursuant to awards granted under the Plan.

NOW, THEREFORE, in consideration of the premises herein contained, the Company hereby amends the Plan as follows:

1. The first sentence of Section 3.5 of the Plan is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Subject to adjustment as provided in Section 3.10, the aggregate number of shares of Stock which are available for issuance pursuant to Awards granted under the Plan shall be Seven Million Three Hundred Seventy-Nine Thousand Eight Hundred Seventy-Five (7,379,875). “

2. This Amendment does not supersede the terms and conditions of the Plan, except to the extent expressly described herein.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer, all as of the day and year first above written.

REGADO BIOSCIENCES, INC.

By:	/s/ Douglas Gooding
Douglas Gooding, Chief Executive Officer